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                                                                    EXHIBIT 21.1


                          CORAM HEALTHCARE CORPORATION
                              CORPORATE STRUCTURE


Coram Healthcare Corporation
     Subsidiaries:
     Coram International Holdings Ltd.
          Subsidiaries:
          Coram Healthcare Limited
          Coram Pharmacy Limited (49% owned)
     Coram, Inc.
          Subsidiaries:
          Coram Independent Practice Association, Inc.
          Coram Physician Services, Inc.
               Subsidiaries:
               Fairfax Hematology Oncology Associates, Inc.
          Coram Resource Network, Inc.  (R-NET)
          HealthInfusion, Inc.
               Subsidiaries:
               Hospicenter of Texas, Inc. (73% owned by parent)
          H.M.S.S., Inc.
               Subsidiaries:
               Coram Homecare of Texas, Inc.
               Infusion Affiliates of Dallas, Inc.
          Medisys, Inc.
               Subsidiaries:
               Coram Homecare of Illinois, Inc.
          T(2) Medical, Inc.
               Subsidiaries:
               Columbia Home Therapeutics, Inc.
               Coram Healthcare Corporation of Alabama
               Coram Healthcare Corporation of Colorado
               Coram Healthcare Corporation of Connecticut
               Coram Healthcare Corporation of Delaware
               Coram Healthcare Corporation of Florida
               Coram Healthcare Corporation of Greater D.C.
               Coram Healthcare Corporation of Greater New York Coram Healthcare Corporation of Illinois
               Coram Healthcare Corporation of Indiana
               Coram Healthcare Corporation of Iowa
               Coram Healthcare Corporation of Kansas
               Coram Healthcare Corporation of Kentucky
               Coram Healthcare Corporation of Louisiana
               Coram Healthcare Corporation of Michigan
               Coram Healthcare Corporation of Minnesota
               Coram Healthcare Corporation of Mississippi
               Coram Healthcare Corporation of Missouri
               Coram Healthcare Corporation of Nebraska
               Coram Healthcare Corporation of Nevada

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          T(2) Medical, Inc. subsidiaries (continued):
               Coram Healthcare Corporation of New Hampshire
               Coram Healthcare Corporation of New Jersey
               Coram Healthcare Corporation of New Mexico
               Coram Healthcare Corporation of North Carolina Coram Healthcare Corporation of Northern California Coram Healthcare Corporation of Ohio
               Coram Healthcare Corporation of Oklahoma
               Coram Healthcare Corporation of Oregon
               Coram Healthcare Corporation of Pennsylvania
               Coram Healthcare Corporation of Rhode Island
               Coram Healthcare Corporation of South Carolina Coram Healthcare Corporation of Southern California Coram Healthcare Corporation of Southern Florida Coram Healthcare Corporation of Tennessee
               Coram Healthcare Corporation of Texas
               Coram Healthcare Corporation of Virginia
               Coram Healthcare Corporation of Washington
               Coram Healthcare Corporation of West Virginia
               Coram Healthcare Corporation of Wisconsin
               Coram Homecare of Arizona, Inc.
               Coram Homecare of Kansas, Inc.
               Coram Homecare of Michigan, Inc.
               Coram Homecare of Minnesota, Inc.
               Coram Homecare of Nebraska, Inc.
               Coram Homecare of Northern California, Inc.
               Coram Homecare of Ohio, Inc.
               Coram Homecare of South Carolina, Inc.
               Coram Homecare of Virginia, Inc.
               Coram Homecare of Wisconsin, Inc.
               Coram Management of Hawaii, Inc.
               Coram Service Corporation
               Curaflex Health Services, Inc.
                    Subsidiaries:
                    Caremark Pharmacy Services, Inc.
                    Comprehensive Pharmacy Home IV Services, Inc. Coram Alternate Site Services, Inc.
                    Coram Healthcare Corporation of Massachusetts
                         Subsidiaries:
                         Clinical Homecare Corporation
                    Coram Healthcare Corporation of New York
                    Coram Healthcare Corporation of North Texas
                    Coram Healthcare Corporation of Utah
                    Homeline, Inc. (50% owned)
                    Stratogen of Florida, Inc.
                    Stratogen of Rhode Island, Inc.
               Dallas Home Therapeutics, Inc.
               Extendacare Health Systems, Inc.
               Intracare Holdings Corporation



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                                  PARTNERSHIPS
                                  ------------
                         ABC Infusion Therapy
                         Carolina Home Therapeutics Associates
                         Continuing Care Network, LLC (Pending signing) Covenant Home Infusion
                         Healthcare at Home
                         Healthcare/Meredia Infusion Services
                         HealthOptions, LLC
                         Hinsdale Infusion Care
                         Home Care Hawaii L.L.P.
                         Infusion Services of Maui (Dissolving)
                         Kern Home Health Resources, LLC
                         QSC Health Services (Pending signing)
                         Trinity Home Infusion
                         Total Home Care Infusion (Dissolving)
                         Wisconsin IV Affiliates